UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2006

MOVIE STAR, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1115 Broadway, New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 684-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On December 18, 2006, Movie Star, Inc., a New York corporation (“Movie Star”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with FOH Holdings, Inc., a Delaware corporation (“FOH”), and Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Movie Star (“Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into FOH, with FOH continuing as the surviving corporation as a wholly-owned subsidiary of Movie Star (the “Merger”).

Upon completion of the Merger, each share of common stock of FOH that is outstanding at the effective time of the Merger will be converted into the right to receive shares of common stock of Movie Star (“Movie Star Common Stock”) based on an exchange ratio of 17.811414.  As a result of the Merger, Movie Star anticipates issuing approximately 23.7 million shares of Movie Star Common Stock to the stockholders of FOH.

On December 19, 2006, Movie Star and FOH issued a joint press release announcing the Merger transaction.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the consideration of the transactions contemplated by the Merger Agreement, Movie Star also intends to prepare and file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Before making any voting decision with respect to the proposed transaction, shareholders of Movie Star are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction.  The proxy statement and other relevant materials, and any other documents filed by Movie Star with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, shareholders of Movie Star may obtain free copies of the documents filed with the SEC by contacting Movie Star at (212) 798-4700 or at 1115 Broadway, New York, NY 10010.  You may also read and copy any reports, statements and other information filed by Movie Star with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information about its public reference room.

Participants in the Solicitation

Movie Star and its executive officers and directors may be deemed to be participants in the solicitation of proxies of Movie Star’s shareholders in favor of the proposed transaction.  A list of the names of Movie Star’s executive officers and directors, and a description of their respective interests in Movie Star, are set forth in the proxy statement for Movie Star’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on October 25, 2005, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.  Certain executive officers and directors of Movie Star have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under retention, severance and change in control arrangements and

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continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction that are unknown as of the date of this press release will be described in the proxy statement when it becomes available.

Item 9.01

Financial Statements and Exhibits.

Exhibit

Number              Description

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99.1

Press Release dated December 19, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movie Star, Inc.

 (Registrant)

 By:   /s/ Thomas Rende

  ------------------------------------

 Name:  Thomas Rende

 Title:     Chief Financial Officer

            (Principal Financial and Accounting Officer)

Dated:  December 19, 2006

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EXHIBIT INDEX

Exhibit

Number              Description

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99.1

Press Release dated December 19, 2006

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